EXHIBIT 3(i)
AMENDED AND RESTATED BY-LAWS
OF
AARON'S, INC.,
AS AMENDED
ADOPTED ON NOVEMBER 13, 2007
(as amended effective February 21, 2014)

ARTICLE I
OFFICES
     Section 1. Registered Office. The registered office shall be in the State of Georgia, County of Fulton.
     Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Georgia as the board of directors may from time to time determine and the business of the corporation may require or make desirable.
ARTICLE II
SHAREHOLDERS MEETINGS
     Section 1. Annual Meetings. The annual meeting of the shareholders of the corporation shall be held at the principal office of the corporation or at such other place in the United States as may be determined by the board of directors, at 10:00 a.m. on the last business day of the fifth month following the close of each fiscal year or at such other time and date following the close of the fiscal year as shall be determined by the board of directors, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.
     Section 2. Special Meetings.
(a) Special meetings of shareholders of one or more classes or series of the corporation’s shares shall be called by the president or the secretary (i) when so directed by the chairman or by a majority of the entire board of directors; or (ii) upon the demand of holders of at least two-thirds (66 2/3%) of all votes entitled to be cast on each issue to be considered at a proposed special meeting of the shareholders. The business that may be transacted at any special meeting of shareholders shall be limited to that proposed in the notice of the special meeting given in accordance with Section 3 (including related or incidental matters that may be necessary or appropriate to effectuate the proposed business).
         (b) Promptly after the date of receipt of written shareholder demands (the “Demand Date”) purporting to comply with the provisions of the Georgia Business Corporation Code, as amended from time to time (the “Code”), and these by-laws, the president or the secretary of the corporation shall determine the validity of the demand. If the demand is valid, the president or the secretary of the corporation shall call a special shareholders meeting by mailing notice within 20 days of the Demand Date.
         (c) The time, date and place of any special shareholders meeting shall be determined by the board of directors and shall be set forth in the notice of meeting.
     Section 3. Notice of Meetings. Written notice of every meeting of shareholders, stating the place, date and hour of the meeting, shall be given personally or by mail to each shareholder of record not less than 10 nor more than 60 days before the date of the meeting. Such notice may be given in any manner permitted by, and shall be deemed to be effectively given at the times as provided in, the Georgia Business Corporation Code. A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of such meeting, unless the shareholder at the beginning of the meeting objects to the holding of the meeting or transacting business at the meeting, and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. A shareholder may waive notice of a meeting before or after the date and time stated in the notice, which waiver must be in writing, signed by the shareholder entitled to such notice and be delivered to the corporation for inclusion in the minutes or filing with the corporate records.
     Section 4. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders except as otherwise provided by statute, by the articles of incorporation, or by these by-laws. If a quorum is not present or represented at any meeting of the shareholders, a majority of the shareholders entitled to vote thereat, present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

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     Section 5. [Reserved.]
     Section 6. Voting. When a quorum is present at any meeting, action on a matter brought before such meeting is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the matter is one upon which by express provision of law , these bylaws or of the articles of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of the question. Each shareholder shall at every meeting of the shareholders be entitled to one vote, in person or by proxy, for each share of the capital stock having voting power registered in his or her name on the books of the corporation, but no proxy shall be voted or acted upon after 11 months from its date, unless otherwise provided in the proxy.
     Section 7. Shareholder Proposals.
(a) No shareholder proposal or resolution (each a “Shareholder Proposal”), whether purporting to be binding or non-binding on the corporation or its board of directors, shall be considered at any annual or special meeting of the shareholders unless:
(i) If such Shareholder Proposal relates solely to the nomination and election of directors, it satisfies the requirements of Article III, Section 3; or
(ii) With respect to any Shareholder Proposal to be considered at a special shareholders meeting called pursuant to Article II, Section 2, subsection (a)(i), the shareholder(s) proposing to make such Shareholder Proposal provided the information set forth in subsection (b) of this Section 7 to the board of directors within 14 days after the date of the notice calling such special shareholders meeting (or if less than 21 days notice of the meeting is given to shareholders, such information was delivered to the president not later than the close of the seventh day following the date on which the notice of the shareholders’ meeting was mailed); or
(iii) With respect to any Shareholder Proposal to be considered at a special shareholders meeting called pursuant to Article II, Section 2, subsection (a)(ii), the shareholder(s) proposing to make such Shareholder Proposal provided the information set forth in subsection (b) of this Section 7 to the board of directors concurrently with the filing of the initial demand by shareholders relating to such special shareholders meeting; or (iv) With respect to any Shareholder Proposal to be considered at any regular meeting of shareholders, other than as described in clause (i) hereof, the shareholder(s) proposing to make such Shareholder Proposal provided the information set forth in subsection (b) of this Section 7 to the board of directors between 90 to 120 days prior to the regular meeting at which they wish the Shareholder Proposal to be considered. For the purposes of determining whether information was provided at the times or within the specified periods, the date of the applicable meeting shall be as set forth in the notice of meeting given by the corporation, and such times and periods will be determined without regard to any postponements, deferrals or adjournments of such meeting to a later date.
(b) The following information must be provided to the board of directors, within or at the times specified in subsection (a) above, in order for the Shareholder Proposal to be considered at the applicable shareholders meeting:
(i) The Shareholder Proposal, as it will be proposed, in full text and in writing;
(ii) The purpose(s) for which the Shareholder Proposal is desired and the specific meeting at which such proposal is proposed to be considered;
(iii) The name(s), address(es), and number of shares held of record by the shareholder(s) making such Shareholder Proposal (or owned beneficially and represented by a nominee certificate on file with the corporation);
(iv) The number of shares that have been solicited with regard to the Shareholder Proposal and the number of shares the holders of which have agreed (in writing or otherwise) to vote in any specific fashion on said Shareholder Proposal; and
(v) A written statement by said shareholder(s) that they intend to continue ownership of such voting shares through the date of the meeting at which said Shareholder Proposal is proposed to be considered.
(c) Failure to fully comply with the provisions of this Section 7 shall bar discussion of and voting on the Shareholder Proposal at the applicable regular or special shareholders meeting. Any Shareholder Proposal that does not comply with the requirements of this Section 7 shall be disregarded by the chairman of the meeting, and any votes cast in support of the Shareholder Proposal, unless the Shareholder Proposal has been validly submitted by another shareholder, shall be disregarded by the chairman of such meeting.
(d) The provisions of this Section 7 shall be read in accordance with and so as not to conflict with the rules and regulations promulgated by the Securities and Exchange Commission and any stock exchange or quotation system upon which the corporation’s shares are traded. Nothing in these By-laws shall be deemed to require the consideration at any meeting of shareholders of any Shareholder Proposal that, pursuant to law, the corporation may refuse to permit consideration thereof.
     Section 8. Consent of Shareholders. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if all of the shareholders consent thereto in writing, setting forth the action so taken. Such consent shall have the same force and effect as a unanimous vote of shareholders.
     Section 9. List of Shareholders; Inspection of Records.
(a) The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving their names and addresses and the number, class and series, if any, of the shares held by each. The

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officer who has charge of the stock transfer books of the corporation shall prepare and make, before every meeting of shareholders or any adjournment thereof, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number and class and series, if any, of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting for the purposes thereof. The said list may be the corporation’s regular record of shareholders if it is arranged in alphabetical order or contains an alphabetical index.
(b) Shareholders are entitled to inspect the corporate records as and to the extent provided by the Code; provided, however, that only shareholders owning more than two percent (2%) of the outstanding shares of any class of the corporation’s stock shall be entitled to inspect (1) the minutes from any board, board committee or shareholders meeting (including any records of action taken thereby without a meeting); (2) the accounting records of the corporation; or (3) any record of the shareholders of the corporation.
ARTICLE III
DIRECTORS
     Section 1. Powers. Except as otherwise provided by any legal agreement among shareholders, the property, affairs and business of the corporation shall be managed and directed by its board of directors, which may exercise all powers of the corporation and do all lawful acts and things which are not by law, by any legal agreement among shareholders, by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.
     Section 2. Number, Election and Term. The number of directors which shall constitute the whole board shall be at least 3; the exact number to be fixed from time to time by resolution of the board of directors , but no decrease shall have the effect of shortening the term of an incumbent director. The board shall be divided into three classes, as nearly equal in number of directors as possible, with the term of office of one class expiring each year. Directors shall be elected for terms of three years, and until their successors have been duly elected and qualified or until there is a decrease in the number of directors. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, die, become disqualified or disabled, or shall otherwise be removed. Immediately following the special shareholders meeting at which this bylaw is adopted, the then-current members of the board shall be divided as follows: four directors shall be placed in Class I, with an initial term of office expiring at the 2011 annual meeting of shareholders; three directors shall be placed in Class II, with an initial term of office expiring at the 2012 annual meeting of shareholders; and three directors shall be placed in Class III, with an initial term of office expiring at the 2013 annual meeting of shareholders. At each annual meeting, directors of the class whose terms are expiring will be elected for terms of three years, or until their successors have been duly elected and qualified or until there is a decrease in the number of directors. The directors shall be elected by plurality vote at the annual meeting of shareholders. Directors shall be natural persons who have attained the age of 18 years, but need not be residents of the State of Georgia.
     Section 3. Nominations.
(a) If any shareholder intends to nominate or cause to be nominated any candidate for election to the board of directors (other than any candidate to be sponsored by and proposed at the instance of the management), such shareholder shall notify the president by first class registered mail sent not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later on the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). Such notification shall contain the following information with respect to each nominee, to the extent known to the shareholder giving such notification:
(1) Name, address and principal present occupation;
(2) To the knowledge of the shareholder who proposed to make such nomination, the total number of shares that may be voted for such proposed nominee;
(3) The names and address of the shareholders who propose to make such nomination, and the number of shares of the corporation owned by each of such shareholders; and
(4) The following additional information with respect to each nominee: age, past employment, education, beneficial ownership of shares in the corporation, past and present financial standing, criminal history (including any convictions, indictments or settlements thereof), involvement in any past or pending litigation or administrative proceedings (including threatened involvement), relationship to and agreements (whether or not in writing) with the shareholder(s) (and their relatives, subsidiaries and affiliates) intending to make such nomination, past and present relationships or dealings with the corporation or any of its subsidiaries, affiliates, directors, officers or agents, plans or ideas for managing the affairs of the corporation (including, without limitation, any termination of employees, any sales of corporate assets, any proposed merger, business combination or recapitalization involving the corporation, and any proposed dissolution or liquidation of the corporation), such individual’s written consent to being named in a proxy statement as a nominee and to serving as director if elected and all additional information relating to such person that would be required to be disclosed, or otherwise required, pursuant to

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Sections 13 or 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated there under (the “Exchange Act”), in connection with any acquisition of shares by such nominee or in connection with the solicitation of proxies by such nominee for his or her election as a director, regardless of the applicability of such provisions of the Exchange Act.
(b) Any nominations not in accordance with the provisions of this Section 3 may be disregarded by the chairman of the meeting, and upon instruction by the chairman, votes cast for each such nominee shall be disregarded. In the event, however, that a person should be nominated by more than one shareholder, and if one such nomination complies with the provisions of this Section 3, such nomination shall be honored, and all shares voted for such nominee shall be counted.
     Section 4. Vacancies. All vacancies, including vacancies resulting from any increase in the number of directors, shall be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual meeting and until his or her successor is duly elected and qualified unless sooner displaced. If there are no directors in office, then vacancies shall be filled through election by the shareholders.

     Section 5. Meetings and Notice. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Georgia. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by resolution of the board. Special meetings of the board may be called by the chairman of the board or president or by any two directors on one day’s oral, telegraphic or written notice duly given or served on each director personally, or three days’ notice deposited, first class postage prepaid, in the United States mail. Such notice shall state a reasonable time, date and place of meeting, but the purpose need not be stated therein. A director may waive any notice required by the Code, the articles of incorporation, or these by-laws before or after the date and time of the matter to which the notice relates, by a written waiver signed by the director and delivered to the corporation for inclusion in the minutes or filing with the corporate records. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of all objections to the place and time of the meeting, or the manner in which it has been called or convened except when the director states, at the beginning of the meeting, any such objection or objections to the transaction of business.
     Section 6. Quorum. At all meetings of the board a majority of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board, except as may be otherwise specifically provided by law, by the articles of incorporation, or by these by-laws. If a quorum shall not be present at any meeting of the board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 7. Conference Telephone Meeting. Unless the articles of incorporation or these by-laws otherwise provide, members of the board of directors, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person.
     Section 8. Consent of Directors. Unless otherwise restricted by the articles of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, setting forth the action so taken, and the writing or writings are delivered to the corporation for inclusion in the minutes or filing with the corporate records. Such consent shall have the same force and effect as a unanimous vote of the board.
     Section 9. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate from among its members one or more committees, each committee to consist of two or more directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of such committee. Any such committee, to the extent provided in the resolution, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation except that it shall have no authority with respect to (1) amending the articles of incorporation or these by-laws; (2) adopting a plan of merger or consolidation; (3) the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation; (4) a voluntary dissolution of the corporation or a revocation thereof; and (5) any other action limited by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. A majority of each committee may determine its action and may fix the time and place of its meetings, unless otherwise provided by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.
     Section 10. Removal of Directors. At any shareholders meeting with respect to which notice of such purpose has been given, any director may be removed from office, with cause, by the vote of shareholders representing a majority of the issued and outstanding capital stock entitled to vote for the election of directors, and any vacancy created by such removal shall be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual meeting and until his or her successor is duly elected and qualified unless sooner displaced.
     Section 11. Compensation of Directors. Directors shall be entitled to such reasonable compensation for their services as directors or members of any committee of the board as shall be fixed from time to time by resolution adopted by the board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending any meeting of the board or any such committee.

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ARTICLE IV
OFFICERS
     Section 1. Number. The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. The board of directors may also choose a chairman of the board, one or more vice-presidents, assistant secretaries and assistant treasurers. Any number of officers, except the offices of president and secretary may be held by the same person. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.
     Section 2. Compensation. The salaries of all officers and agents of the corporation shall be fixed by the board of directors or a committee or officer appointed by the board.
     Section 3. Term of Office. Unless otherwise provided by resolution of the board of directors, the principal officers shall be chosen annually by the board at the first meeting of the board following the annual meeting of shareholders of the corporation, or as soon thereafter as is conveniently possible. Subordinate officers may be elected from time to time. Each officer shall serve until his or her successor shall have been chosen and qualified, or until his or her death, resignation or removal.
     Section 4. Removal. Any officer may be removed from office at any time, with or without cause, by the board of directors whenever in its judgment the best interest of the corporation will be served thereby.
     Section 5. Vacancies. Any vacancy in an office resulting from any cause may be filled by the board of directors.
     Section 6. Powers and Duties. Except as hereinafter provided, the officers of the corporation shall each have such powers and duties as generally pertain to their respective officers, as well as such powers and duties as from time to time may be conferred by the board of directors.
(a) Chairman of the Board. The chairman of the board shall preside at all meetings of the shareholders and the board of directors. Except where by law the signature of the president is required, the chairman shall possess the same power as the president to sign all certificates representing shares of the corporation and all bonds, mortgages and other contracts requiring a seal, under the seal of the corporation.
(b) Chief Executive Officer. The chief executive officer shall be the chief executive officer of the corporation and shall in the absence of the chairman of the board preside at all meetings of the shareholders and the board of directors, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. Except where by law the signature of the president is required, the chief executive officer shall possess the same power as the president to sign all certificates representing shares of the corporation and all bonds, mortgages and other contracts requiring a seal, under the seal of the corporation.
(c) President. The president shall in the absence of the chairman of the board and the chief executive officer preside at all meetings of the shareholders and the board of directors. The president shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.
(d) Chief Operating Officer. The chief operating officer shall be the chief operations officer of the corporation. The chief operating officer shall superintend all operations of the corporation and in the absence of the chairman of the board, the chief executive officer and the president shall preside at all meetings of the shareholders and the board of directors, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
(e) Vice President. In the absence of the president or in the event of the president’s inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-president in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
(f) Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision the Secretary shall be. The secretary shall have custody of the corporate seal of the corporation and the secretary, or an assistant secretary, shall have authority to affix the same to the instrument requiring it and when so affixed, it may be attested by the secretary’s signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by such officer’s signature.
(g) Assistant Secretary. The assistant secretary or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of the secretary’s inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

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(h) Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an accounting of all transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such officer’s possession or under the treasurer’s control belonging to the corporation.
(i) Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of the treasurer’s inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
     Section 7. Voting Securities of Corporation. Unless otherwise directed by the board of directors, the chairman of the board, and in the chairman’s absence, the president shall have full power and authority on behalf of the corporation to attend and to act and vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the corporation might have possessed and exercised if it had been present. The board of directors by resolution from time to time may confer like powers upon any other person or persons.
ARTICLE V
CERTIFICATE
     Section 1. Certificates for Shares. Shares of the corporation’s stock may be issued by certificate or issued without certificate as “Book Entry” shares and entered on the books of the corporation and registered as they are issued. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation’s transfer agent shall send the shareholder a written notification of the information required on certificates by applicable law, rule or regulation. Certificates, if issued, shall be in such form as the board of directors may from time to time prescribe.
     Section 2. Lost Certificates. The corporation may issue a new certificate or certificates of stock or “Book Entry” shares in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or “Book Entry” shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
     Section 3. Transfers.
(a) Transfers of shares of the capital stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his or her duly authorized attorney, or with a transfer clerk or transfer agent appointed as provided in Section 5 of this Article, and, if such shares are represented by a certificate or certificates, on surrender of the certificate or certificates for such shares properly endorsed, or for “Book Entry” shares, upon the presentation proper evidence of authority to transfer by the record holder, and the payment of all taxes thereon.
(b) The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
(c) Shares of capital stock may be transferred by (i) delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by separate written power of attorney to sell, assign and transfer the same, signed by the record holder, thereof, or by his or her duly authorized attorney-in-fact, or (ii) in the case of Book Entry shares, upon receipt of proper transfer instructions from the registered owner of such Book Entry shares, or from a duly authorized agent or attorney. No transfer shall affect the right of the corporation to pay any dividend upon the stock to the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the corporation as herein provided.
(d) The board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these by-laws, the articles of incorporation or applicable law, rule or regulation, concerning the issue, transfer and registration of shares of the capital stock of the corporation.

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     Section 4. Record Date. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 70 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders, the record date shall be at the close of business on the day next preceding the day on which the notice is given, or, if notice is waived, at the chose of business on the day next preceding the day on which the meeting is held. If no record date is fixed for other purposes, the record date shall be at the close of business on the day next preceding the day on which the board of directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board of directors shall fix a new record date for the adjourned meeting.
     Section 5. Transfer Agent and Registrar. The board of directors may appoint one or more transfer agents or one or more transfer clerks and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.
ARTICLE VI
GENERAL PROVISIONS
     Section 1. Distributions. Distributions upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meetings, pursuant to law. Distributions may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the articles of incorporation. Before payment of any distribution, there may be set aside out of any funds of the corporation available for distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
     Section 2. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.
     Section 3. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal” and “Georgia”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. In the event it is inconvenient to use such a seal at any time, the signature of the corporation followed by the word “Seal” enclosed in parentheses shall be deemed the seal of the corporation.
     Section 4. Savings Clause. To the extent these by-laws conflict with any provision of any state or federal law as such laws may be amended from time to time, these by-laws shall be construed so as not to conflict with said law, and any discretionary actions made hereunder shall be made in accordance with applicable law.
ARTICLE VII
INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Section 1. Indemnification of Directors and Officers. The corporation shall indemnify, defend and hold harmless any person (an “Indemnified Person”) who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against expenses (including, but not limited to, attorneys’ fees and disbursements, court costs and expert witness fees), and against any judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she acted in good faith and, in the case of conduct in his or her official capacity, in a manner he or she reasonably believed to be in the best interests of the corporation, and in all other cases, in a manner he or she reasonably believed to not be opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, in any case, that no indemnification shall be made in respect of expenses, judgments, fines and amounts paid in settlement attributable to circumstances as to which, under applicable provisions of the Code as in effect from time to time, such indemnification may not be authorized by action of the board of directors, the shareholders or otherwise.
     Section 2. Indemnification of Directors and Officers for Derivative Actions. The corporation shall indemnify, defend and hold harmless any Indemnified Person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by or in the right of the corporation, by reason of the fact that he or she is or was a director or officer of the corporation, against expenses (including, but not limited to, attorneys’ fees and disbursements, court costs and expert witness fees) actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she acted in good faith and, in the case of conduct in his or her official capacity, in a manner he or she reasonably believed to be in the best interests of the corporation and in all other cases, in a manner he or she reasonably believed to not be opposed to the best interests of the corporation. No indemnification shall be made pursuant to this Section 2 for any claim, issue or matter as to which an Indemnified Person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit

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was brought or other court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
     Section 3. Indemnification of Employees and Agents. The board of directors shall have the power to cause the corporation to provide to any person who is or was an employee or agent of the corporation all or any part of the right to indemnification and other rights of the type provided under Sections 1, 2, 6 and 12 of this Article VII (subject to the conditions, limitations, obligations and other provisions specified herein), upon a resolution to that effect identifying such employee or agent (by position or name) and specifying the particular rights provided, which may be different for each employee or agent identified. Each employee or agent of the corporation so identified shall be an “Indemnified Person” for purposes of the provisions of this Article VII.
     Section 4. Subsidiaries and Other Organizations. The board of directors shall have the power to cause the corporation to provide to any person who is or was a director, officer, employee or agent of the corporation who also is or was a director, officer, trustee, partner, employee or agent of a Subsidiary (as defined below), or is or was serving at the corporation’s request in such a position with any other organization, all or any part of the right to indemnification and other rights of the type provided under Sections 1, 2, 6 and 12 of this Article VII (subject to the conditions, limitations, obligations and other provisions specified herein), with respect to service by such person in such position with a Subsidiary or other organization, upon a resolution identifying such person, the Subsidiary or other organization involved (by name or other classification), and the particular rights provided, which may be different for each person so identified. Each person so identified shall be an “Indemnified Person” for purposes of the provisions of this Article VII. As used in this Article VII, “Subsidiary” shall mean (i) another corporation, joint venture, trust, partnership or unincorporated business association more than 20% of the voting capital stock or other voting equity interest of which was, at or after the time of the circumstances giving rise to such action, suit or proceeding, owned, directly or indirectly, by the corporation; or (ii) a nonprofit corporation that receives its principal financial support from the corporation or its Subsidiaries.
     Section 5. Determination. Notwithstanding any judgment, order, settlement, conviction or plea in any action, suit or proceeding of the kind referred to in Sections 1 and 2 of this Article VII, an Indemnified Person shall be entitled to indemnification as provided in such Sections 1 and 2 if a determination that such Indemnified Person is entitled to such indemnification shall be made (i) if there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or (ii) in a written opinion by special legal counsel selected as required by Section 14-2-855(b)(2) of the Code or any successor provision. To the extent that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit or proceeding of the kind referred to in Sections 1 and 2 of this Article VII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
     Section 6. Advances. Expenses (including, but not limited to, attorneys’ fees and disbursements, court costs, and expert witness fees) incurred by an Indemnified Person in defending any action, suit or proceeding of the kind described in Sections 1 and 2 hereof (or in Section 4 hereof if applicable to such Indemnified Person) may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as set forth herein, if authorized as provided herein. The corporation shall promptly pay the amount of such expenses to the Indemnified Person, but in no event later than ten days following the Indemnified Person’s delivery to the corporation of a written request for an advance pursuant to this Section 6, together with a reasonable accounting of such expenses; provided, however, that the Indemnified Person shall furnish the corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in the Code or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Incorporation of the corporation, as authorized by paragraph (4) of subsection (b) of Section 14-2-202 of the Code or any successor provision, and a written undertaking and agreement, executed personally or on his or her behalf, to repay to the corporation any advances made pursuant to this Section 6 if it shall be ultimately determined that the Indemnified Person is not entitled to be indemnified by the corporation for such amounts. The corporation shall make the advances contemplated by this Section 6 regardless of the Indemnified Person’s financial ability to make repayment. Any advances and undertakings to repay pursuant to this Section 6 shall be unsecured and interest-free. Authorizations under this Section 6 shall be made: (1) by the board of directors: (a) when there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or (b) when there are fewer than two disinterested directors, by the vote necessary for action by the board of directors in accordance with subsection (c) of Section 14-2-824 of the Code, in which authorization, directors who do not qualify as disinterested directors may participate; or (2) by the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.
     Section 7. Non-Exclusivity. Subject to any applicable limitation imposed by the Code or the Articles of Incorporation, the indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any by-law, resolution or agreement specifically or in general terms approved or ratified by the affirmative vote of holders of a majority of the shares entitled to be cast thereon, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director, with respect to any existing or threatened proceeding that would be covered by the authorization, may not be voted on the authorization.
     Section 8. Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving as a director, officer, trustee, general partner, employee or agent of a Subsidiary or, at the request of the corporation, of any other organization, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her

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status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII.
     Section 9. Notice. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such payment, and in any event within 15 months from the date of such payment, send by first class mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amount paid and the nature and status at the time of such payment of the litigation or threatened litigation.
     Section 10. Security. The corporation may designate certain of its assets as collateral, provide self-insurance or otherwise secure its obligations under this Article VII, or under any indemnification agreement or plan of indemnification adopted and entered into in accordance with the provisions of this Article VII, as the board of directors deems appropriate.
     Section 11. Amendment. Any amendment to this Article VII that limits or otherwise adversely affects the right of indemnification, advancement of expenses, or other rights of any Indemnified Person hereunder shall, as to such Indemnified Person, apply only to claims, actions, suits or proceedings based on actions, events or omissions (collectively, “Post Amendment Events”) occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected. Any Indemnified Person shall, as to any claim, action, suit or proceeding based on actions, events or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses and other rights under this Article VII to the same extent as if such provisions had continued as part of the by-laws of the corporation without such amendment. This Section 11 cannot be altered, amended or repealed in a manner effective as to any Indemnified Person (except as to Post Amendment Events) without the prior written consent of such Indemnified Person.
     Section 12. Agreements. In addition to the rights provided in this Article VII, the corporation shall have the power, upon authorization by the board of directors, to enter into an agreement or agreements providing to any person who is or was a director, officer, employee or agent of the corporation indemnification rights substantially similar to, or greater than, those provided in this Article VII.
     Section 13. Continuing Benefits. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     Section 14. Successors. For purposes of this Article VII, the terms “the corporation” or “this corporation” shall include any corporation, joint venture, trust, partnership or unincorporated business association that is the successor to all or substantially all of the business or assets of this corporation, as a result of merger, consolidation, sale, liquidation or otherwise, and any such successor shall be liable to the persons indemnified under this Article VII on the same terms and conditions and to the same extent as this corporation.
     Section 15. Severability. Each of the sections of this Article VII, and each of the clauses set forth herein, shall be deemed separate and independent, and should any part of any such section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any other separate section or clause of this Article VII that is not declared invalid or unenforceable.
     Section 16. Additional Indemnification. In addition to the specific indemnification rights set forth herein, the corporation shall indemnify each of its directors and officers to the full extent permitted by action of the board of directors without shareholder approval under the Code or other laws of the State of Georgia as in effect from time to time.
ARTICLE VIII
AMENDMENTS
     The board of directors shall have power to alter, amend or repeal the by-laws by majority vote of all of the directors, but any by-laws adopted by the board of directors may be altered, amended or repealed and new by-laws adopted, by the shareholders by majority vote of all of the shares having voting power.

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